EXHIBIT 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	THOMAS H. POHLMAN
PRESIDENT
OR
JOHN P. NELSON
VICE PRESIDENT & CFO

(515) 232-6251

JANUARY 23, 2009

AMES NATIONAL CORPORATION
ANNOUNCES
2008 FOURTH QUARTER AND ANNUAL EARNINGS RESULTS

FOURTH QUARTER 2008 RESULTS

For the quarter ended December 31, 2008, net income for Ames National Corporation (Company) totaled $1,577,000, or $0.17 per share, compared to $2,722,000, or $0.29 per share, earned in the fourth quarter of 2007.  The lower quarterly earnings can be primarily attributed to securities losses of $832,000 and other-than-temporary impairment of investments of $807,000.  These investment losses combine for an estimated after-tax loss on investment securities of $1,033,000, or $0.11 per share.  Securities losses and impairment charges related primarily to the Company’s investment in the preferred stock of Federal Home Loan Mortgage Corporation (FHLMC) and Federal National Mortgage Association (FNMA) and corporate bond issues of American General Finance, Lehman Brothers Holdings and MGIC Investment Corporation.  As of December 31, 2008, the carrying and fair value of the other-than-temporarily impaired securities totaled $786,000.

The fourth quarter net interest income increased $999,000, or 16%, compared to the same quarterly period of a year ago.  This improvement is primarily the result of lower costs of funds on deposits and other borrowings as market interest rates continued to decline.  The Company’s net interest margin for the quarter improved to 4.11% in 2008 compared to the 3.58% posted in 2007.

Higher net interest income was offset by a higher provision to fund the allowance for loan losses.  The provision was $311,000 for the fourth quarter of 2008 compared to $16,000 for the fourth quarter of 2007.  Net charge-offs for the quarter ended December 31, 2008, were $194,000 compared to $416,000 for the same period in 2007.

Non-interest expense for the quarter totaled $4,735,000, 12% higher than the $4,244,000 recorded in the fourth quarter of 2007.  Normal salary and benefits increases plus the additional staffing in the lending and loan administration functions were the primary contributors to the higher non-interest expense.  The efficiency ratio for the fourth quarter of 2008 was 66.12%, compared to 53.90% last year.

The Company’s stockholders’ equity represented 12.1% of total assets at the end of the fourth quarter with all of the Company’s five affiliate banks considered well-capitalized as defined by federal capital regulations.  Total stockholder equity totaled $103,837,000 as of December 31, 2008, and was lower than the balance of $110,021,000 on December 31, 2007, as a result of dividend payments and the change in the accumulated other comprehensive loss as a result of the decrease in the market value of the Company’s investment portfolio.

Fourth quarter 2008 return on average assets was 0.75% and compared to 1.28% for the same period in 2007.  Return on average equity was 6.24% for the three months ended December 31, 2008, compared to the 9.78% posted a year ago.

ANNUAL RESULTS FOR 2008

Net income for the year ended December 31, 2008, totaled $6,352,000, or $0.67 per share, compared to the $11,009,000, or $1.17 per share, earned in 2007.  The lower income can be attributed primarily to the other-than-temporary impairment of investment securities of $12,054,000, which equated to an estimated after-tax loss of $7,594,000, or $0.81 per share.

Net interest income was $29,112,000 for the year ended December 31, 2008, compared to $24,025,000 recorded in 2007, a 21% increase.  The Company’s annual net interest margin improved to 3.94% in 2008 compared to the 3.39% posted in 2007.

Net loans as of December 31, 2008, decreased 2% as a result of declining loan demand, to $452,880,000 compared to the $463,651,000 recorded a year ago.  The allowance for loan losses on December 31, 2008, totaled $6,779,000 compared to $5,781,000 on December 31, 2007.  Net charge-offs for the year ended December 31, 2008, were $314,000 compared to $658,000 for the previous year.  Impaired loans as of December 31, 2008, totaled $6,263,000, or 1.4% of gross loans, compared to impaired loans of $5,485,000, or 1.2% of gross loans, as of December 31, 2007.

Other real estate owned increased to $13,334,000 as of December 31, 2008, compared to $2,846,000 recorded as of the end of the year in 2007 primarily due to the foreclosure in the third quarter of 2008 of improved commercial development land which collateralized a $9 million line of credit.  An independent appraisal confirms that the fair market value supports the carrying value of the land as recorded in other real estate.

Deposits totaled $664,795,000 on December 31, 2008, a 3.7% decrease from the $690,119,000 recorded at year-end 2007.  The decrease was primarily due to a $28 million decline in time deposits of $100,000 or greater, which included public funds.  Federal Home Loan Bank borrowings were utilized to offset this decline in time deposits.

The Company’s overall 2008 cost of funds ended at 2.47% and was lower than 2007 by 113 basis points.  The contributing factors to the lower overall rate was the lower rates on core deposits and other borrowings, including Federal Home Loan Bank borrowings.

Return on average assets for 2008 and 2007 was 0.74% and 1.30%, respectively.  Return on equity for the same periods were 5.89% and 9.89%, respectively.  The efficiency ratio for the year ended December 31, 2008, was 67.40% compared to 53.71% for the previous year.

Company stock, which is listed on the NASDAQ Capital Market under the symbol ATLO, closed at $26.54 on December 31, 2008, compared to $19.50 at the end of 2007.   During the fourth quarter, the price ranged from $20.58 to $26.98.   The 2008 dividends declared of $1.12 per share were 4% higher than the $1.08 per share declared in 2007.

Ames National Corporation affiliate Iowa banks are First National Bank, Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co., Nevada; Randall-Story State Bank, Story City; and United Bank & Trust, Marshalltown.

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets
(unaudited)
December 31, 2008 and 2007

ASSETS	2008	2007

Cash and due from banks	$24,697,591	$26,044,577
Federal funds sold	16,533,000	5,500,000
Interest bearing deposits in financial institutions	10,400,761	634,613
Securities available-for-sale	313,014,375	339,942,064
Loans receivable, net	452,880,348	463,651,000
Loans held for sale	1,152,020	344,970
Bank premises and equipment, net	12,570,302	13,446,865
Accrued income receivable	6,650,287	8,022,900
Deferred income taxes	5,838,044	929,326
Other real estate owned	13,333,565	2,845,938
Other assets	1,070,588	228,895

Total assets	$858,140,881	$861,591,148

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits
Demand, noninterest bearing	$99,830,687	$80,638,995
NOW accounts	165,422,333	160,672,326
Savings and money market	153,771,034	162,291,544
Time, $100,000 and over	81,378,796	109,189,660
Other time	164,391,860	177,326,270
Total deposits	664,794,710	690,118,795

Federal funds purchased and securities sold under agreements to repurchase	38,509,559	30,033,321
Other short-term borrowings	1,063,806	737,420
Long-term borrowings	43,500,000	24,000,000
Dividend payable	2,641,216	2,545,987
Accrued expenses and other liabilities	3,794,140	4,135,102
Total liabilities	754,303,431	751,570,625

STOCKHOLDERS' EQUITY
Common stock, $2 par value, authorized 18,000,000 shares; 9,432,915 and 9,429,580 shares issued and outstanding as of December 31, 2008 and 2007, respectively	18,865,830	18,859,160
Additional paid-in capital	22,651,222	22,588,691
Retained earnings	62,471,081	66,683,016
Accumulated other comprehensive income(loss)-net unrealized gain (loss) on securities available-for-sale	(150,683)	1,889,656
Total stockholders' equity	103,837,450	110,020,523

Total liabilities and stockholders' equity	$858,140,881	$861,591,148

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Interest and dividend income:
Loans	$7,071,752	$8,129,069	$29,458,407	$31,629,493
Securities
Taxable	2,389,222	2,322,194	9,876,452	9,304,036
Tax-exempt	1,136,117	1,225,013	4,946,022	4,828,248
Federal funds sold	20,794	51,198	171,078	232,723
Dividends	163,255	395,891	1,062,208	1,567,578

Total interest income	10,781,140	12,123,365	45,514,167	47,562,078

Interest expense:
Deposits	2,843,741	5,013,306	14,207,734	21,055,100
Other borrowed funds	506,576	677,974	2,193,958	2,482,030

Total interest expense	3,350,317	5,691,280	16,401,692	23,537,130

Net interest income	7,430,823	6,432,085	29,112,475	24,024,948

Provision (credit) for loan losses	310,577	16,426	1,312,785	(94,100)

Net interest income after provision (credit) for loan losses	7,120,246	6,415,659	27,799,690	24,119,048

Non-interest income:
Trust department income	374,828	471,228	1,597,096	2,014,277
Service fees	459,619	472,830	1,791,713	1,855,964
Securities gains (losses), net	(831,535)	22,651	3,515,323	1,466,697
Other-than-temporary impairment of investment securities	(806,630)	-	(12,054,387)	—
Gain on sale of loans held for sale	229,662	203,357	834,129	743,009
Merchant and ATM fees	133,287	127,500	616,802	553,644
Other	170,194	143,817	690,898	574,759

Total non-interest income	(270,575)	1,441,383	(3,008,426)	7,208,350

Non-interest expense:
Salaries and employee benefits	2,844,180	2,498,133	10,572,597	10,041,947
Data processing	564,947	595,711	2,246,473	2,239,595
Occupancy expenses	383,113	326,709	1,587,076	1,292,424
Provision for off-balance sheet commitments	—	—	15,000	233,000
Other operating expenses	942,332	823,022	3,173,108	2,969,281

Total non-interest expense	4,734,572	4,243,575	17,594,254	16,776,247

Income before income taxes	2,115,099	3,613,467	7,197,010	14,551,151

Income tax expense	537,838	891,344	845,014	3,542,049

Net income	$1,577,261	$2,722,123	$6,351,996	$11,009,102

Basic and diluted earnings per share	$0.17	$0.29	$0.67	$1.17

Declared dividends per share	$0.28	$0.27	$1.12	$1.08